EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction
HA Buckeye Holdings LLC	Delaware
HA Daybreak Holdings LLC	Delaware
HA Fusion Holdings LLC	Delaware
HA Fusion LLC	Delaware
HA INV Buckeye LLC	Delaware
HA INV Gunsight LLC	Delaware
HA Land Lease Holdings LLC	Delaware
HA Rooftop Holdings LLC	Delaware
HA Rooftop I LLC	Delaware
HA WG Funding LLC	Maryland
HA Wind I LLC	Delaware
HA Wind II LLC	Delaware
Hannie Mae Goco LLC	Maryland
Hannie Mae II LLC	Maryland
Hannie Mae IV LLC	Maryland
Hannie Mae LLC	Virginia
Hannie Mae SRS Funding LLC	Maryland
Hannon Armstrong Capital, LLC	Maryland
Hannon Armstrong KCS Funding LLC	Maryland
Hannon Armstrong Securities, LLC	Maryland
Hannon Armstrong Sustainable Infrastructure, L.P.	Delaware
HASI CF I Borrower LLC	Delaware
HASI CFI OP A LLC	Delaware
HASI OBS OP A LLC	Maryland
HASI SYB I LLC	Maryland
HAT CF I Borrower LLC	Delaware
HAT CF II Borrower LLC	Delaware
HAT CFI OP A LLC	Delaware
HAT CFII OP 7 LLC	Delaware
HAT CFII OP A LLC	Delaware
HAT Holdings I LLC	Maryland
HAT Holdings II LLC	Maryland
HAT SYB I LLC	Maryland

Exh. 21.1-1